Exhibit 23.2

Ernst & Young LLP

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2010 Incentive Plan of Western Refining, Inc. of our report dated February 29, 2008, with respect to the consolidated financial statements of Western Refining, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
July 6, 2010